AMENDMENT No. 8
   to the Yearly Renewable Term Reinsurance Agreement Effective August 1, 1983

                                     between

                             CENTURY LIFE OF AMERICA

                                      and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY


It is agreed by the two companies as follows:

1. WHEREAS, Century Life has changed its name to CUNA Mutual Life Insurance Company;

2. NOW, THEREFORE, this agreement is deemed to be between CUNA Mutual Life Insurance Company (hereinafter called CUNA Mutual Life) and Connecticut General without otherwise affecting the provisions of this Agreement as heretofore amended.

This amendment will be effective December 31, 1996.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.


                                      CUNA MUTUAL LIFE INSURANCE COMPANY

                                      By /s/ Robert M. Buckingham
                                         ---------------------------------------

                                      Date December 12, 1996
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                                      CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                      By /s/ Roger L. Likewise
                                        ----------------------------------------

                                      Date December 11, 1996
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